Filed Pursuant to Rule 424(b)(5)
Registration No. 333-188226

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion dated April 4, 2016

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 30, 2013)

14,000,000 Shares

Spectra Energy Corp

Common Stock

We are offering 14,000,000 shares of common stock, par value $0.001 per share, in this offering. Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “SE.” On April 1, 2016, the last reported sale price of our common stock on the NYSE was $30.10 per share.

Investing in the common stock involves risks that are described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us	$	$

We have granted the underwriter an option for a period of 25 days from the date of this prospectus supplement to purchase up to an additional 2,100,000 shares of common stock at the public offering price, less the underwriting discount, if the underwriter sells more than 14,000,000 shares of common stock in this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Barclays expects to deliver the shares on or about April     , 2016.

Barclays

Prospectus Supplement dated April      , 2016.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read “Where You Can Find More Information” on page S-26 of this prospectus supplement.

Neither we nor the underwriter has authorized anyone to provide you with additional or different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell shares of our common stock, and seeking offers to buy shares of our common stock, only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the dates shown in these documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

S-ii

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference for a more complete understanding of our business and this offering, as well as material tax and other considerations that may be important to you in making your investment decision. Please read “Risk Factors” on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015 for information regarding risks you should consider before investing in our common stock. References to “Spectra Energy,” “us,” “we,” “our,” and like terms refer to Spectra Energy Corp together with its subsidiaries and unconsolidated affiliates. Unless the context otherwise indicates, the information included in this prospectus supplement assumes that the underwriter does not exercise its option to purchase additional shares of common stock.

Spectra Energy Corp

We, through our subsidiaries and equity affiliates, own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s leading natural gas infrastructure companies. We also own and operate a crude oil pipeline system that connects Canadian and United States (“U.S.”) producers to refineries in the U.S. Rocky Mountain and Midwest regions. For over a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We currently operate in three key areas of the natural gas industry: gathering and processing, transmission and storage, and distribution. We provide transmission and storage of natural gas to customers in various regions of the northeastern and southeastern U.S., the Maritime Provinces in Canada, the Pacific Northwest in the U.S. and Canada, and in the province of Ontario, Canada. We also provide natural gas sales and distribution services to retail customers in Ontario, and natural gas gathering and processing services to customers in western Canada. We also own a 50% ownership interest in DCP Midstream, LLC (“DCP Midstream”), based in Denver, Colorado, one of the leading natural gas gatherers in the U.S., and one of the largest U.S. producers and marketers of natural gas liquids (“NGLs”). Our internet website is http://www.spectraenergy.com.

Our natural gas pipeline systems consist of approximately 21,000 miles of transmission pipelines. Our storage facilities provide approximately 300 billion cubic feet (“Bcf”) of net storage capacity in the U.S. and Canada. Our crude oil pipeline system, Express-Platte, consists of over 1,700 miles of transmission pipeline comprised of the Express pipeline and the Platte pipeline systems.

Business Strategy

Our strategy is to create superior and sustainable value for our investors, customers, employees and communities by delivering natural gas, liquids and crude oil infrastructure to premium markets. We will grow our business through organic growth, greenfield expansions and strategic acquisitions, with a steadfast focus on safety, reliability, customer responsiveness and profitability. We intend to accomplish this by:

•	Building off the strength of our asset base.

•	Maximizing that base through sector leading operations and service.

•	Effectively executing the projects we have secured.

•	Securing new growth opportunities that add value for our investors within each of our business segments.

•	Expanding our value chain participation into complementary infrastructure assets.

Our Businesses

We manage our business in four reportable segments: Spectra Energy Partners, Distribution, Western Canada Transmission & Processing and Field Services. The remainder of our business operations is presented as “Other,” and consists of unallocated corporate costs, employee benefit plan assets and liabilities, 100%-owned captive insurance subsidiaries, and other miscellaneous activities. The following sections describe the operations of each of our businesses.

Spectra Energy Partners

We currently own a 78% equity interest in Spectra Energy Partners, LP (“Spectra Energy Partners”), a natural gas and crude oil infrastructure master limited partnership, which owns 100% of Texas Eastern Transmission, LP, 100% of the Class A membership interests and 40% of the Class B membership interests in Algonquin Gas Transmission, LLC; 100% of East Tennessee Natural Gas, LLC, 100% of the Express-Platte crude oil pipeline system, consisting of the Express pipeline and Platte pipeline systems, 100% of Saltville Gas Storage Company L.L.C., 100% of Ozark Gas Gathering, L.L.C. and Ozark Gas Transmission, L.L.C., 100% of Big Sandy Pipeline, LLC, 100% of Market Hub Partners Holding, LLC, 100% of Bobcat Gas Storage, 78% of Maritimes & Northeast Pipeline, L.L.C., 50% of Southeast Supply Header, LLC, 50% of Steckman Ridge, LP and 50% of Gulfstream Natural Gas System, L.L.C.

Our Spectra Energy Partners business primarily provides transmission, storage and gathering of natural gas, as well as the transportation and storage of crude oil through interstate pipeline systems for customers in various regions of the midwestern, northeastern and southern U.S. and Canada. Its pipeline systems consist of approximately 15,400 miles of transmission and transportation pipelines. The pipeline systems in our Spectra Energy Partners business receive natural gas and crude oil from major North American producing regions for delivery to their respective markets. A majority of contracted transportation volumes are under long-term firm service agreements, where customers reserve capacity in the pipeline. Interruptible services, where customers can use capacity if it is available at the time of the request, are provided on a short-term or seasonal basis. Demand on the natural gas pipeline and storage systems is seasonal, with the highest throughput occurring during colder periods in the first and fourth quarters, and storage injections occurring primarily during the summer periods.

Most of Spectra Energy Partners’ pipeline and storage operations are regulated by the Federal Energy Regulatory Commission (“FERC”) and are subject to the jurisdiction of various federal, state and local environmental agencies. FERC is the U.S. agency that regulates the transportation of natural gas and crude oil in interstate commerce. The National Energy Board (“NEB”) is the Canadian agency that regulates the transportation of crude oil in Canada.

Distribution

We provide distribution services in Canada through our subsidiary, Union Gas Limited (“Union Gas”). Union Gas is a major Canadian natural gas storage, transmission and distribution company based in Ontario with over 100 years of experience and service to customers. The distribution business serves approximately 1.4 million residential, commercial and industrial customers in more than 400 communities across northern, southwestern and eastern Ontario. Union Gas’ storage and transmission business offers storage and transmission services to customers at the Dawn Hub, the largest integrated underground storage facility in Canada and one of the largest in North America. It offers customers an important link in the movement of natural gas from western Canada and U.S. supply basins to markets in central Canada and the northeast U.S.

Union Gas’ distribution system consists of approximately 40,000 miles of main and service pipelines. Distribution pipelines carry natural gas from the point of local supply to customers. Union Gas’ underground natural gas storage facilities have a working capacity of approximately 163 Bcf in 25 underground facilities located in depleted gas fields. Its transmission system consists of approximately 3,000 miles of high-pressure pipeline and associated mainline compressor stations.

Western Canada Transmission & Processing

Our Western Canada Transmission & Processing business is currently comprised of the BC Pipeline, BC Field Services, Canadian Midstream, Empress NGL operations, and M&N Canada. On April 4, 2016, we announced our entry into a definitive agreement to sell our ownership interests in our Canadian NGL business to Plains Midstream Canada ULC, an affiliate of Plains All American Pipeline, L.P., for a cash purchase price of approximately C$200 million plus customary closing adjustments.

BC Pipeline and BC Field Services provide fee-based natural gas transmission and gas gathering and processing services. BC Pipeline is regulated by the NEB under full cost-of-service regulation. BC Pipeline transports processed natural gas from facilities primarily in northeast British Columbia (“BC”) to markets in BC, Alberta and the U.S. Pacific Northwest. BC Pipeline has approximately 1,750 miles of transmission pipeline in BC and Alberta, as well as associated mainline compressor stations.

The BC Field Services business, which is regulated by the NEB under a “light-handed” regulatory model, consists of raw gas gathering pipelines and gas processing facilities, primarily in northeast BC. These facilities provide services to natural gas producers to remove impurities from the raw gas stream including water, carbon dioxide, hydrogen sulfide and other substances. Where required, these facilities also remove various NGLs for subsequent sale by the producers. NGLs are liquid hydrocarbons extracted during the processing of natural gas. Principal commercial NGLs include butanes, propane, natural gasoline and ethane. The BC Field Services business includes eight gas processing plants located in BC, associated field compressor stations and approximately 1,400 miles of gathering pipelines.

The Canadian Midstream business provides similar gas gathering and processing services in BC and Alberta and consists of 11 natural gas processing plants and approximately 800 miles of gathering pipelines. This business is primarily regulated by the province where the assets are located, either BC or Alberta.

The Empress NGL business provides NGL extraction, fractionation, transportation, storage and marketing services to western Canadian producers and NGL customers throughout Canada and the northern tier of the U.S. Assets include a majority ownership interest in an NGL extraction plant, an integrated NGL fractionation facility, an NGL transmission pipeline, ten terminals where NGLs are loaded for shipping or transferred into product sales pipelines, two NGL storage facilities and an NGL marketing business. The Empress extraction and fractionation plant is located in Empress, Alberta.

We own approximately 78% of M&N Canada, with affiliates of Emera, Inc. and Exxon Mobil Corporation directly owning the remaining 13% and 9% interests, respectively. M&N Canada is an approximately 550-mile mainline interprovincial natural gas transmission system which extends from Goldboro, Nova Scotia to the U.S. border near Baileyville, Maine. M&N Canada is connected to the U.S. portion of the Maritimes & Northeast Pipeline system, M&N U.S., which is directly owned by Spectra Energy Partners (part of our Spectra Energy Partners segment) and affiliates of Emera, Inc. and Exxon Mobil Corporation. M&N Canada facilities include associated compressor stations and have a market delivery capability of approximately 0.6 Bcf/d of natural gas. The pipeline’s location and key interconnects with Spectra Energy’s transmission system link regional natural gas supplies to the northeast U.S. and Atlantic Canadian markets.

Field Services

Field Services consists of our 50% investment in DCP Midstream, which is accounted for as an equity investment. DCP Midstream gathers, compresses, treats, processes, transports, stores and sells natural gas. In addition, this segment produces, fractionates, transports, stores and sells NGLs, recovers and sells condensate and trades and markets natural gas and NGLs. Phillips 66 owns the other 50% interest in DCP Midstream. DCP

Midstream currently owns an approximate 21% interest in DCP Midstream Partners, LP (“DCP Partners”), a publicly traded master limited partnership which trades on the NYSE under the symbol “DPM.” As its general partner, DCP Midstream accounts for its investment in DCP Partners as a consolidated subsidiary.

DCP Midstream owns or operates assets in 17 states in the U.S. DCP Midstream’s gathering systems include connections to several interstate and intrastate natural gas and NGL pipeline systems, one natural gas storage facility and one NGL storage facility. DCP Midstream operates in a diverse number of regions, including the Permian Basin, Eagle Ford, Niobrara/DJ Basin and Midcontinent. DCP Midstream owns or operates approximately 67,000 miles of gathering and transmission pipeline.

As of December 31, 2015, DCP Midstream owned or operated 64 natural gas processing plants, which separate raw natural gas that has been gathered on DCP Midstream’s and third-party systems into condensate, NGLs and residue gas.

The NGLs separated from the raw natural gas are either sold and transported as NGL raw mix or further separated through a fractionation process into their individual components (ethane, propane, butane and natural gasoline) and then sold as components. As of December 31, 2015, DCP Midstream owned or operated 12 fractionators. In addition, DCP Midstream operates a propane wholesale marketing business and a eight million barrel propane and butane storage facility in the northeastern U.S.

Purchase of Spectra Energy Partners Common Units

Concurrently with this offering, we intend to enter into a Common Unit Purchase Agreement to acquire from Spectra Energy Partners in a private placement additional common units of Spectra Energy Partners at an aggregate price not to exceed the net proceeds to us from this offering. Our obligation to purchase such common units will be conditioned upon certain customary closing conditions and is expected to be completed at or shortly after the conclusion of this offering, although there can be no guarantee that it will occur. If this offering is not completed, we reserve the right not to complete the purchase of additional common units. As described under the caption, “Use of Proceeds,” we intend to use the net proceeds of this offering to fund the purchase of such common units. Spectra Energy Partners intends to use the net proceeds of its sale of common units to us for general partnership purposes, including the funding of its current expansion capital plan. Under our at-the-market offering program (“ATM program”), we have raised approximately $383 million to date. Given the results already achieved from our financing activities this year and our current capital plan, our expectation is that we will not need to raise any additional equity, including through our ATM program, for the balance of 2016. Spectra Energy Partners’ ATM program is expected to continue to operate throughout 2016 and provide substantially all of Spectra Energy Partners’ remaining equity needs for this calendar year. As of April 4, 2016, Spectra Energy Partners has raised $82 million under its ATM program.

Our Principal Executive Offices

Our corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. We were incorporated in 2006 and are a Delaware corporation. Our telephone number is (713) 627-5400.

The Offering

Common stock offered	14,000,000 shares (16,100,000 shares if the underwriter’s option to purchase additional shares is exercised in full)

Shares outstanding after this offering	698,809,559 shares (700,909,559 shares if the underwriter’s option to purchase additional shares is exercised in full) (1)

Use of proceeds	We estimate that our net proceeds from this offering will be approximately $ million (or approximately $ million if the underwriter exercises in full its option to purchase additional shares of our common stock), after deducting the underwriting discount and other estimated offering expenses payable by us. We intend to use the net proceeds from this offering to fund the purchase of approximately additional common units of Spectra Energy Partners (or approximately additional common units if the underwriter exercises in full its option to purchase additional shares of our common stock). Spectra Energy Partners intends to use the net proceeds of its sale of common units to us for general partnership purposes, including the funding of its current expansion capital plan. Please read “Use of Proceeds.”

Exchange Listing	Our common stock is traded on the NYSE under the symbol “SE”.

Risk factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-7 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase shares of our common stock in this offering.

(1)	The number of shares outstanding after the offering is based on 684,809,559 shares outstanding as of April 1, 2016.

RISK FACTORS

An investment in our common stock involves risk. You should carefully consider the risk factors set forth in Item 1A. “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, when evaluating an investment in our common stock. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In that case, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Common Stock

The price of our common stock may be volatile, which may make it difficult for you to resell the common stock when you want or at prices you find attractive.

The market price of our common stock could be subject to significant fluctuations and may decline below the offering price. This may make it difficult for you to resell the common stock when you want or at prices you find attractive. Among the factors that could affect the price of our common stock are:

•	our operating and financial performance and prospects;

•	variations in the rate of growth of our financial indicators, such as earnings per share, net income and revenues;

•	changes in revenue or earnings estimates;

•	publication of research reports by analysts;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	sales of our common stock by stockholders;

•	actions by institutional investors;

•	fluctuations in commodity prices;

•	general market conditions; and

•	U.S. and international economic, legal and regulatory factors unrelated to our performance.

During recent years, stock markets have experienced extreme volatility that has at times been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance.

Future sales or issuances of common stock may dilute the ownership interest of existing stockholders. Such dilution may adversely affect the trading price of our common stock.

We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy, to acquire assets or companies, to increase our capital, to adjust our ratio of debt to equity, or in connection with our incentive and stock option plans. Any issuance of equity securities after this offering could dilute the interests of our existing stockholders and could substantially affect the trading price of our common stock.

We may issue preferred stock with rights senior to our common stock.

Our certificate of incorporation authorizes the issuance of shares of preferred stock without stockholder approval. The shares may have dividend, voting, liquidation and other rights and preferences that are senior to the rights of our common stock. In addition, such shares of preferred stock may be convertible into shares of our common stock. Conversion of shares of our preferred stock into shares of our common stock may dilute the value of our common stock, which may adversely affect the value of your shares of common stock. The rights and preferences of any class or series of preferred stock issued by us would be established by our board of directors in its sole discretion.

Provisions in our charter documents or Delaware law may inhibit a takeover, which could adversely affect the value of our common stock.

Our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware corporate law contain provisions that could delay or prevent a change of control or changes in our board of directors or management that a stockholder might consider favorable. These provisions will apply even if the change may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline. Please read “Description of Capital Stock” beginning on page 5 of the accompanying prospectus for a description of these provisions.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $          million, or approximately $          million if the underwriter exercises its option to purchase additional shares in full, in each case, after deducting the underwriting discount and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering to fund the purchase of approximately              additional common units of Spectra Energy Partners (or approximately              additional common units if the underwriter exercises in full its option to purchase additional shares of our common stock). The purchase price for the Spectra Energy Partners common units will be calculated using a discount to the market price of such common units comparable to the discount to the market price of the shares to be issued in this offering. Spectra Energy Partners intends to use the net proceeds of its sale of common units to us for general partnership purposes, including the funding of its current expansion capital plan.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, other investments and capitalization (including short-term borrowings) as of December 31, 2015 on:

•	a historical basis; and

•	an as adjusted basis to reflect the sale of common stock in this offering and the application of the net proceeds thereof as described in “Use of Proceeds.”

You should read our financial statements and notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus for additional information about our capital structure. The following table does not reflect any shares of common stock that may be sold to the underwriter upon exercise of its option to purchase additional shares.

	As of December 31, 2015 (unaudited)
	Historical	As Adjusted
	(in millions)
Cash and cash equivalents	$213	$

Commercial paper	$1,112		$1,112
Long-term debt, including current maturities	13,567		13,567

Total debt	14,679		14,679

Stockholders’ equity:
Preferred stock, $0.001 par, 22 million shares authorized, no shares outstanding	—		—
Common stock, $0.001 par, 1 billion shares authorized, 671 million and 699 million shares outstanding actual and as adjusted, respectively	1
Additional paid-in capital	5,053
Retained earnings	1,741
Accumulated other comprehensive loss	(269)

Total Controlling Interests	6,526

Noncontrolling interests	3,006

Total stockholders’ equity	9,532

Total capitalization	$24,188	$

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is traded on the New York Stock Exchange under the symbol “SE.” The following table sets forth the range of high and low sales prices per share of our common stock, as reported by the New York Stock Exchange, in respect of the periods indicated.

Quarter Ended	High	Low
June 30, 2016 (through April 1, 2016)	$30.35	$29.87
March 31, 2016	31.22	23.29
December 31, 2015	30.55	21.43
September 30, 2015	32.84	25.22
June 30, 2015	38.47	32.19
March 31, 2015	36.90	32.43
December 31, 2014	40.00	32.50
September 30, 2014	43.12	38.55
June 30, 2014	42.61	37.17
March 31, 2014	38.05	$34.23

The last reported sales price of our common stock on the NYSE on April 1, 2016 was $30.10 per share. On April 1, 2016, there were approximately 106,249 record holders of our common stock.

DIVIDEND POLICY

The following table sets forth the amount of dividends per share declared on our common stock during the periods indicated:

Quarter Ended	Dividend
June 30, 2016 (through April 1, 2016)	—	(1)
March 31, 2016	$0.405
December 31, 2015	0.37
September 30, 2015	0.37
June 30, 2015	0.37
March 31, 2015	0.37
December 31, 2014	0.37
September 30, 2014	0.335
June 30, 2014	0.335
March 31, 2014	0.335

(1)	The quarterly cash dividend for the quarterly period ending June 30, 2016 has not yet been declared.

Our near-term objective is to increase our cash dividend by $0.14 per share, per year, through 2018. We expect to continue our policy of paying regular cash dividends. The declaration and payment of dividends are subject to the sole discretion of our Board of Directors and will depend upon many factors, including the financial condition, earnings and capital requirements of our operating subsidiaries, covenants associated with certain debt obligations, legal requirements, regulatory constraints and other factors deemed relevant by our Board of Directors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of shares of our common stock applicable to non-U.S. holders who acquire such shares in this offering and hold such shares as a capital asset (generally, property held for investment). For purposes of this discussion, a “non-U.S. Holder” generally means a beneficial owner of our common stock that is not, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and other applicable authorities, all of which are subject to change (possibly with retroactive effect). This discussion does not address all aspects of U.S. federal income taxation that may be important to a particular non-U.S. Holder in light of that non-U.S. Holder’s individual circumstances, including Medicare taxes imposed on net investment income and the alternative minimum tax, nor does it address any aspect of U.S. federal estate and gift, state, local, or non-U.S. taxes. This discussion may not apply, in whole or in part, to particular non-U.S. Holders in light of their individual circumstances or to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	insurance companies;

•	tax-exempt organizations;

•	financial institutions;

•	brokers or dealers in securities;

•	controlled foreign corporations and corporations that accumulate earnings to avoid U.S. federal income tax;

•	passive foreign investment companies;

•	non-U.S. Holders that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment;

•	persons that own or are deemed to own, actually or constructively, more than 5% of our common stock for U.S. federal income tax purposes; and

•	U.S. expatriates.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners of a partnership holding our common stock should consult their tax advisor as to the particular U.S. federal income tax consequences applicable to them.

We have not sought, and will not seek, any ruling from the Internal Revenue Service (“IRS”) or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

EACH NON-U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISER REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-UNITED STATES INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON STOCK.

Dividends

In general, any distributions we make to a non-U.S. Holder with respect to its shares of our common stock that constitute a dividend for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount, unless the non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable tax treaty and the non-U.S. Holder provides proper certification of its eligibility for such reduced rate (including providing a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation)). A distribution will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated first as reducing the adjusted basis in the non-U.S. Holder’s shares of our common stock and, to the extent it exceeds the adjusted basis in the non-U.S. Holder’s shares of our common stock, as gain from the sale or exchange of such stock.

Dividends we pay to a non-U.S. Holder that are effectively connected with its conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment) will not be subject to U.S. withholding tax, as described above, if the non-U.S. Holder complies with applicable certification and disclosure requirements (including providing a valid IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax on a net income basis, in the same manner as if the non-U.S. Holder were a resident of the United States. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may also be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable tax treaty).

Any distributions we make to a non-U.S. holder with respect to its shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Gain on Sale or Other Disposition of Common Stock

In general, a non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of the non-U.S. Holder’s shares of our common stock unless:

•

the gain is effectively connected with a trade or business carried on by the non-U.S. Holder within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder);

•	the non-U.S. Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. Holder’s holding period of our common stock. We have not determined whether we are or have been a USRPHC for U.S. federal income tax purposes. If we are or become a USRPHC at a relevant time, a non-U.S. Holder who at no time actually or constructively owned more than 5% of the common stock generally would not be subject to U.S. federal income tax on the disposition of the common stock, provided that the common stock was regularly traded on an established securities market within the meaning of the applicable regulations.

Gain that is effectively connected with the conduct of a trade or business in the United States (or so treated) generally will generally be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the non-U.S. Holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual non-U.S. Holder who is subject to U.S. federal income tax because the non-U.S. Holder was present in the United States for 183 days or more during the year of sale or other disposition of our common stock will generally be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by United States source capital losses (assuming certain requirements are met, including timely filing of U.S. federal income tax returns with respect to such losses). Non-U.S. Holders should consult their tax advisors regarding the application of these rules to them, including if we are or become a USRPHC.

Non-U.S. holders should consult a tax advisor regarding potentially applicable income tax treaties that may provide for different rules than those set forth in this section.

Any sale or other disposition with respect to a non-U.S. holder’s shares of our common stock will also be subject to the rules discussed below under the headings “Backup Withholding, Information Reporting and Other Reporting Requirements” and “Foreign Account Tax Compliance Act.”

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service, and to each non-U.S. Holder, the amount of dividends paid to, and the tax withheld with respect to, each non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information reporting may also be made available under the provisions of a specific tax treaty or agreement with the tax authorities in the country in which the non-U.S Holder resides or is established.

A non-U.S. Holder will generally be subject to backup withholding for dividends on our common stock paid to such holder (at the applicable rate), unless such holder certifies under penalties of perjury that, among other things, it is a non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person), and otherwise complies with all applicable legal requirements.

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale or other disposition of our common stock by a non-U.S. Holder outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. Holder sells or otherwise disposes its shares of our common stock through a U.S. broker or the U.S. office of a foreign broker, the broker will generally be required to report the amount of proceeds paid to the non-U.S. Holder to the Internal Revenue Service and also backup withhold on that amount, unless such non-U.S. Holder provides appropriate certification to the broker of its status as a non-U.S. person or otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person). Information reporting will also apply if a non-U.S. Holder sells its shares of our common stock through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-U.S. Holder is a non-U.S. person and certain other conditions are met, or such non-U.S. Holder otherwise establishes an exemption (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. Holder can be credited against the non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the Internal Revenue Service in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations promulgated thereunder and other official guidance (commonly referred to as “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless those entities comply with certain requirements under the Code and applicable U.S. Treasury regulations, which requirements may be modified by an “intergovernmental agreement” entered into between the United States and an applicable foreign country. Future Treasury Regulations or other official guidance may modify these requirements.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our common stock and the IRS has announced that withholding will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

We are offering the common stock described in this prospectus supplement and the accompanying base prospectus through the underwriter, Barclays Capital Inc., which is acting as sole underwriter of this offering. Subject to the terms and conditions set forth in an underwriting agreement dated the date of this prospectus supplement, the underwriter has agreed to purchase 14,000,000 shares of common stock.

The underwriting agreement provides that the obligations of the underwriter to purchase the common stock included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriter is obligated to purchase all of the common stock offered hereby (other than those shares of common stock covered by their option to purchase additional shares as described below) if it purchases any of the common stock.

Underwriting Discount and Expenses

The underwriter proposes to offer some of the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the shares of common stock to dealers at the public offering price less a concession not to exceed $          per share. After the offering, the underwriter may change the public offering price and the other selling terms. The offering of the common stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

We have granted to the underwriter an option, exercisable for 25 days from the date of this prospectus supplement, to purchase up to an aggregate of 2,100,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount set forth on the cover page of this prospectus supplement. The underwriter may exercise this option solely for the purpose of covering overallotments, if any, made in connection with the offering of the common stock offered by this prospectus supplement. If the underwriter’s option is exercised in full, the total price to the public would be $          , the total underwriter’s discount would be $          and the total proceeds to us before expenses would be $          .

The following table shows the underwriting discounts that we are to pay to the underwriter in connection with this offering.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that our total expenses for this offering, other than underwriting discounts and commissions, will be approximately $500,000.

Lock-Up Agreements

We and our executive officers and directors have agreed, subject to certain exceptions, not to sell or transfer any shares of our common stock or securities convertible into, exchangeable for or exercisable for common stock, for 45 days after the date of this prospectus supplement (the “lock-up period”) without first obtaining the written consent of the underwriter. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

The underwriter in its discretion may release the common stock and the other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release the common stock and the other securities from lock-up agreements, the underwriter will consider, among other factors, the unitholder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and the market conditions at the time.

Subject to certain conditions, the foregoing agreement shall not apply to (A) transactions for the purpose of covering tax liabilities arising from or related to the vesting during the lock-up period of awards granted pursuant to our existing equity compensation plans; (B) transactions relating to the cashless exercise of options to purchase shares of our common stock awarded pursuant to our existing equity compensation plans; (C) transactions pursuant to a trading plan established pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 plan”) in existence on the date hereof; (D) the establishment of a 10b5-1 plan, provided that such plan does not provide for the sale of common stock during the lock-up period, and (E) transfers of common stock pursuant to bona fide gifts, by will or the laws of intestacy, to family members (including to vehicles of which they are the beneficial owners), or pursuant to domestic relations or court orders.

New York Stock Exchange Listing

The shares are listed on the New York Stock Exchange under the symbol “SE.”

Price Stabilization, Short Positions

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include “naked” short sales and stabilizing transactions. Short sales involve sales of common stock in excess of the number of shares of common stock to be purchased by the underwriter in the offering, which creates a short position. The underwriter must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of common stock in the open market while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the common stock. They may also cause the price of the common stock to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriter may conduct these transactions on the NYSE or in the over-the-counter market, or otherwise. If the underwriter commences any of these transactions, it may discontinue them at any time. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the website maintained by the underwriter. The underwriter may agree to allocate a number of shares of common stock for sale to its online brokerage account holders. In addition, shares of common stock may be sold by the underwriter to securities dealers who resell shares of common stock to online brokerage account holders.

Other than this prospectus supplement and the accompanying base prospectus in electronic format, information contained in any website maintained by the underwriter is not part of this prospectus supplement or the accompanying base prospectus or registration statement of which the accompanying base prospectus forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase shares of common stock. The underwriter is not responsible for information contained in websites that it does not maintain.

Other Relationships

The underwriter and its affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement. An affiliate of the underwriter is a lender under our credit facility. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses.

In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve our securities and/or instruments. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make because of any of those liabilities.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), it has not made and will not make an offer of common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of common stock to the public in that Relevant Member State at any time:

a. to a legal entity which is a qualified investor as defined in the Prospectus Directive;

b. to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

c. in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of common stock to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. In the case of any common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

Notice to Prospective Investors in Hong Kong

The common stock has not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common stock may only be made to persons (the “Exempt Investors”), who are:

(a)	“sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act; and

(b)	“wholesale clients” (within the meaning of section 761G of the Corporations Act),

so that it is lawful to offer the common stock without disclosure to investors under Chapters 6D and 7 of the Corporations Act.

The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapters 6D and 7 of the Corporations Act would not be required pursuant to an exemption under both section 708 and Subdivision B of Division 2 of Part 7.9 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapters 6D and 7 of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the common stock is subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to Prospective Investors in Japan

The common stock has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the underwriter has agreed that it will not offer or sell any common stock, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the shares. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the shares and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriter provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the shares in Canada is being made on a private placement basis only and is exempt from the requirement that the issuer prepares and files a prospectus under applicable Canadian securities laws. Any resale of shares acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the shares outside of Canada.

CANADIAN INVESTORS ARE ADVISED THAT THE ISSUER IS A “REPORTING ISSUER”, AS SUCH TERM IS DEFINED UNDER APPLICABLE CANADIAN SECURITIES LAWS, IN THE PROVINCE OF QUÉBEC. UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS, CANADIAN INVESTORS WHO PURCHASE THE SHARES ARE PROHIBITED FROM TRADING IN THE SHARES, BOTH WITHIN AND OUTSIDE OF CANADA, BEFORE A DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE OF THE SHARES. EACH CANADIAN INVESTOR, BY ACCEPTING DELIVERY OF THIS CANADIAN OFFERING MEMORANDUM AND PURCHASING THE SHARES, WILL BE DEEMED TO HAVE ACKNOWLEDGED WRITTEN RECEIPT OF AND TO HAVE AGREED TO THE FOREGOING.

Canadian investors are further advised that the registration statement filed with the United States Securities and Exchange Commission concerning the concurrent public offering of the shares being made in the United States will not qualify the shares for sale or resale within Canada or otherwise affect the resale restrictions described above. Canadian investors are advised to consult with their own legal advisers for additional information pertaining to Canadian resale restrictions applicable to the shares prior to any resale of shares, both within and outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases shares will be deemed to have represented to the issuer, the underwriter and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the shares and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the shares or with respect to the eligibility of the shares for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

EXPERTS

The consolidated financial statements of Spectra Energy Corp and subsidiaries and the related financial statement schedule, incorporated in this Prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DCP Midstream, LLC, as of December 31, 2015 and 2014, and for each of the three years in the period ended December 31, 2015, incorporated in this Prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP. Certain legal matters will be passed upon for the underwriter by Baker Botts L.L.P., Houston, Texas.

FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus supplement and the documents we incorporate by reference herein contain “forward-looking” statements. All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus supplement, the accompanying prospectus and the documents we have incorporated by reference.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks and uncertainties include, but are not limited to, the risk factors and other cautionary statements set forth in “Risk Factors” on page S-7 in this prospectus supplement and in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as well as the following risks and uncertainties:

•

state, provincial, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries;

•	outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•

general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services;

•	potential effects arising from terrorist attacks and any consequential or other hostilities;

•	changes in environmental, safety and other laws and regulations;

•	the development of alternative energy resources;

•

results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions;

•	increases in the cost of goods and services required to complete capital projects;

•	declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition;

•	the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets;

•	the effects of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets during the periods covered by forward-looking statements; and

•

the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” on page S-7 in this prospectus supplement, in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in the other documents incorporated by reference into this prospectus supplement could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (Commission File No. 001-33007). Such reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates from the Public Reference Section of the SEC at its Washington, D.C. address. Please call the SEC at 1-800-SEC-0330 for further information. Our filings are also available to the public at the SEC’s website at http://www.sec.gov. In addition, documents filed by us can be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. We maintain an Internet website at http://www.spectraenergy.com. On the Investor Relations page of that site, we provide access to our SEC filings free of charge as soon as reasonably practicable after filing with the SEC. The information on our Internet website is not incorporated into this prospectus supplement or the accompanying prospectus by reference and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (excluding any information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act) including all such documents we may file with the SEC after the date of this prospectus supplement and until the termination of this offering:

•	Annual Report on Form 10-K for the year ended December 31, 2015 filed February 25, 2016; and

•	Current Report on Form 8-K filed March 1, 2016.

We will provide you without charge a copy of these filings, other than any exhibits unless the exhibits are specifically incorporated by reference into this prospectus supplement. You may request a copy by writing us at the following address or telephoning one of the following numbers:

c/o Investor Relations Department

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

PROSPECTUS

SPECTRA ENERGY CORP

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock; and

•	warrants to purchase equity securities.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before making your investment decision.

We may offer and sell these securities through one or more underwriters, dealers and agents, through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers, on a continuous or delayed basis.

To the extent that any selling securityholder resells any securities, the selling securityholder may be required to provide you with this prospectus and a prospectus supplement identifying and containing specific information about the selling securityholder and the terms of the securities being offered.

See “Risk Factors” on page 4 regarding the risks associated with an investment in these securities.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. Our common stock is quoted on the New York Stock Exchange (the “NYSE”) under the trading symbol “SE.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2013

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate. Nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement to this prospectus is delivered or securities are sold on a later date.

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Spectra Energy” “we,” “our” or “us” refer to Spectra Energy Corp, and its direct and indirect subsidiaries.

i

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the applicable prospectus supplement include and incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements represent management’s intentions, plans, expectations, assumptions and beliefs about future events. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside our control and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. Factors used to develop these forward-looking statements and that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to those factors set forth in the section entitled “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 22, 2013 as well as the following:

•

state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries;

•	outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•

general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services;

•	potential effects arising from terrorist attacks and any consequential or other hostilities;

•	changes in environmental, safety and other laws and regulations;

•	the development of alternative energy resources;

•

results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions;

•	increases in the cost of goods and services required to complete capital projects;

•	declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition;

•	the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets;

•	the effects of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets during the periods covered by forward-looking statements; and

•

the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of common stock, preferred stock and warrants, as described in this prospectus, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

To the extent that this prospectus is used by any selling securityholder to resell any securities, information with respect to the selling securityholder and the terms of the securities being offered will be contained in a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Spectra Energy Corp files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC’s Public Reference Room in Washington, DC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Information about us, including our SEC filings, is also available at our Internet site under the heading “Publications and SEC Filings” at www.spectraenergy.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

We have filed a registration statement, of which this prospectus is a part, and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s website listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy	Period
Annual Report on Form 10-K	Year Ended December 31, 2012, filed on February 22, 2013.
Current Reports on Form 8-K	Filed on January 2, 2013, February 22, 2013, February 28, 2013 and March 20, 2013.
Definitive Proxy Statement on Schedule 14A	Filed on March 21, 2013.
Description of Capital Stock	Contained in the section entitled “Description of Spectra Energy Stock” in the Information Statement contained in Spectra Energy Corp’s Registration Statement on Form 10 (File No. 1-33007) initially filed on September 7, 2006, as amended by Amendment No. 1 on October 20, 2006, Amendment No. 2 on November 16, 2006 and Amendment No. 3 on December 6, 2006, and revised by Spectra Energy’s Current Report on Form 8-K (File No. 1-33007), dated December 14, 2006, and as further amended by our Current Reports on Form 8-K dated May 13, 2009 and May 7, 2012.

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering (other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed under the Exchange Act).

Some of the agreements incorporated by reference into this prospectus under the Exchange Act contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

Shareholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

c/o Investor Relations Department

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s website at www.sec.gov.

THE COMPANY

We, through our subsidiaries and equity affiliates, own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s leading natural gas infrastructure companies. For over a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We currently operate in three key areas of the natural gas industry: gathering and processing, transmission and storage, and distribution. We provide transportation and storage of natural gas to customers in various regions of the northeastern and southeastern United States, the Maritime Provinces in Canada and the Pacific Northwest in the United States and Canada and in the province of Ontario, Canada. We also provide natural gas sales and distribution service to retail customers in Ontario, and natural gas gathering and processing services to customers in western Canada. In addition, with our first quarter 2013 acquisition of the Express-Platte Pipeline System, we own and operate a crude oil pipeline system that connects Canadian and U.S. producers to refineries in the U.S. Rocky Mountain and Midwest regions. We also own a 50% interest in DCP Midstream, LLC (“DCP Midstream”), based in Denver, Colorado, one of the largest natural gas gatherers in the United States based on wellhead volumes, and one of the largest U.S. producers and marketers of natural gas liquids (“NGLs”).

Our natural gas, NGL and crude oil pipeline systems consist of over 22,000 miles of transmission pipelines. Our proportional throughput for our pipelines totaled 4,189 trillion British thermal units (“TBtu”), in 2012, compared to 4,329 TBtu in 2011 and 4,248 TBtu in 2010. These amounts include throughput on 100%-owned U.S. and Canadian pipelines and our proportional share of throughput on pipelines that are not 100%-owned. Our storage facilities provide approximately 305 billion cubic feet of storage capacity in the United States and Canada.

Our Principal Executive Offices

Our corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. We were incorporated in 2006 and are a Delaware corporation. Our telephone number is (713) 627-5400.

RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities we offer, you should carefully consider the “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 22, 2013, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities sold by us for general corporate purposes, which may include acquisitions, repayment of debt, capital expenditures and working capital. When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities. The net proceeds may be invested temporarily in short-term marketable securities or applied to repay short-term debt until they are used for their stated purpose.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that the securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock and warrants (the “Securities”) that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock is subject in all respects to the applicable provisions of the Delaware General Corporation Law (“DGCL”), our amended and restated certificate of incorporation, referred to herein as our “certificate of incorporation,” and our second amended and restated by-laws, referred to herein as our “by-laws.”

General

The total number of authorized shares of our capital stock is one billion shares of common stock, par value $0.001 per share, and 22 million shares of preferred stock, par value $0.001 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. Directors are elected by a majority of the votes cast, unless a stockholder has nominated a person for election to the board and such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date that we first mail notice of the applicable meeting to the holders of our common stock, in which case directors are elected by a plurality of the votes cast by shares entitled to vote. If directors are to be elected by a plurality of the votes cast, stockholders will not be permitted to vote against a nominee. Other matters to be voted on by our shareholders must be approved by a majority of the votes cast on the matter by the holders of common stock present in person or represented by proxy, at a meeting at which a quorum is present, unless otherwise provided by law, or the rules or regulations of any stock exchange or regulatory body applicable to us, and subject to any voting rights granted to holders of any outstanding shares of preferred stock. Approval of an amendment to our certificate of incorporation, a merger, a share exchange, a sale of all or substantially all of our property or a dissolution must be approved by a majority of all votes entitled to be cast by the holders of common stock. Holders of our common stock will not have the right to cumulate votes in elections of directors.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to their proportionate share of any assets in accordance with each holder’s holdings remaining after payment of liabilities and any amounts due to other claimants, including the holders of any outstanding shares of preferred stock. Holders of our common stock have no preemptive rights and no right to convert or exchange their common stock into any other securities. No redemption or sinking fund provisions will apply to our common stock. All outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock will share equally on a per-share basis in any dividend declared by our board of directors, subject to any preferential rights of holders of any outstanding shares of preferred stock.

Preferred Stock

Our certificate of incorporation authorizes our board of directors, without shareholder approval, to issue up to 22 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon the preferred stock, including voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms, subscription rights and the number of shares constituting any series or the designation of a series. Our board of directors can issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, without shareholder approval. No shares of preferred stock are currently outstanding and we have no present plan to issue any shares of preferred stock.

Business Combinations

We are governed by Section 203 of the DGCL. Section 203, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested shareholder for a period of three years following the time that such shareholder became an interested shareholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; or

•

upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder. The shareholders cannot authorize the business combination by written consent.

The application of Section 203 may limit the ability of shareholders to approve a transaction that they may deem to be in their best interests.

In general, Section 203 defines “business combination” to include:

•	any merger or consolidation involving the corporation and the interested shareholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested shareholder; or

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any of its stock to the interested shareholder; or

•

any transaction involving the corporation which has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested shareholder; or

•	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested shareholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	the affiliates and associates of the above.

Under specific circumstances, Section 203 makes it more difficult for an “interested shareholder” to effect various business combinations with a corporation for a three-year period, although the shareholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption.

We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors since the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder.

Shareholder Action; Special Meetings

Our certificate of incorporation provides that shareholder action only can be taken at an annual or special meeting of shareholders except that shareholder action by written consent can be taken if the consent is signed by all the holders of our issued and outstanding capital stock entitled to vote thereon. Our by-laws provide that, except as otherwise required by law, special meetings of the shareholders can only be called by the chairman of our board or by a majority of our directors by resolution.

Quorum at Shareholder Meetings

The holders of not less than a majority of the shares entitled to vote at any meeting of the shareholders, present in person or by proxy, shall constitute a quorum at all shareholder meetings.

Shareholder Proposals

At an annual meeting of shareholders, only business that is properly brought before the meeting will be conducted or considered. To be properly brought before an annual meeting of shareholders, business must be specified in the notice of the meeting (or any supplement to that notice), brought before the meeting by or at the direction of the directors (or any duly authorized committee of the board of directors) or properly brought before the meeting by a shareholder.

To be timely, a shareholder’s notice of business to be brought before the meeting must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the date of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the prior annual meeting, the shareholder’s notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A shareholder’s notice must set forth, among other things, as to each matter the shareholder proposes to bring before the meeting:

•

a brief description of the business proposed to be brought before the meeting and the reasons for conducting such business at the meeting, and, in the event that such business includes a proposal to amend our certificate of incorporation or our by-laws, the text of the proposed amendment;

•	the name and record address of such shareholder;

•	the class or series and number of shares that are owned of record and beneficially by the shareholder proposing the business;

•	any material interest of the shareholder in such business; and

•	if such shareholder intends to solicit proxies in support of such proposal, a representation to that effect.

Similarly, at a special meeting of shareholders, only such business as is properly brought before the meeting will be conducted or considered. To be properly brought before a special meeting, business must be specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of our board or otherwise properly brought before the meeting by or at the direction of the board.

Nomination of Candidates for Election to Our Board

Under our by-laws, only persons who are properly nominated will be eligible for election to be members of our board. To be properly nominated for purposes of an annual meeting, a director candidate must be nominated by or at the direction of our board or a committee of our board, or properly nominated by a shareholder. To properly nominate a director, a shareholder must:

•	be a shareholder of record on the date of the giving of the notice for the meeting;

•	be entitled to vote at the meeting; and

•	have given timely written notice of the business to our secretary.

To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or 60 days after the anniversary date of the prior annual meeting, the shareholders notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever first occurs.

In the event of a special meeting, to be timely a shareholder’s notice must be received not earlier than the 90th day prior to such meeting nor later than the close of business on the later of the 60th day prior to such meeting or the tenth day following the day on which public announcement of the date of the special meeting and of the nominees to be elected at such meeting is first made.

To be in proper written form, such shareholder’s notice must include, among other things,

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

•

a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

•

such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board;

•	the consent of each nominee to serve as a director if so elected; and

•	if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect.

Amendment of By-laws

Except as otherwise provided by law, our certificate of incorporation or our by-laws, our by-laws may be amended, altered or repealed at a meeting of the shareholders provided that notice of such amendment, alteration or appeal is contained in the notice of such meeting or a meeting of our board of directors.

All such amendments must be approved by either the holders of a majority of the common stock or by a majority of the entire board of directors then in office.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our certificate of incorporation, except as may be provided in the terms of any preferred stock, requires approval by the affirmative vote of both a majority of the members of our board then in office and a majority of the outstanding stock entitled to vote thereon. However, any proposal to amend, alter, change or repeal the provisions of our certificate of incorporation relating to:

•	classification of our board (which is currently not classified);

•	removal of directors;

•	appointment of directors to fill vacancies; or

•	amendment of the certificate of incorporation;

requires approval by the affirmative vote of 80% of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Common stockholders generally are not entitled to vote on any amendment to the certificate of incorporation that relates to the terms of one or more outstanding classes of preferred stock.

Provisions that Have or May Have the Effect of Delaying or Prohibiting a Change in Control

Under our certificate of incorporation, our board of directors has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences, limitations and special rights of any class or any series of any class of the preferred stock. The certificate of incorporation also provides that a director only may be removed from office for cause and only by an affirmative vote of the holders of at least a majority of the combined voting power of the then outstanding shares of all classes entitled to vote. However, subject to applicable law, any director elected by the holders of any series of preferred stock may be removed without cause only by the holders of a majority of the shares of such series of preferred stock.

Our certificate of incorporation requires an affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of all classes entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal provisions in the certificate of incorporation which relate to the terms of directors, removal of directors and director vacancies.

Our certificate of incorporation provides that any action required to be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice only if consent in writing setting forth the action to be taken is signed by all the holders of our issued and outstanding capital stock entitled to vote in respect of such action.

Our by-laws provide that, except as expressly required by the certificate of incorporation or by applicable law, and subject to the rights of the holders of any series of preferred stock, special meetings of the shareholders or of any series entitled to vote may be called for any purpose or purposes only by the chairman of the board of directors or by the board of directors. Shareholders are not entitled to call special meetings.

The provisions of our certificate of incorporation and by-laws conferring on our board of directors the full authority to issue preferred stock, the restrictions on removing directors elected by holders of preferred stock or for cause, the supermajority voting requirements relating to the amendment, alteration or repeal of the provisions governing the terms of directors and filling of vacancies and newly created directorships, the requirement that shareholders act at a meeting unless all shareholders agree in writing, and the inability of shareholders to call a special meeting, in certain instances could have the effect of delaying, deferring or preventing a change in control or the removal of existing management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

NYSE Listing

Our shares of common stock are listed on The New York Stock Exchange and trade under the ticker symbol “SE.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Each warrant will entitle the holder of warrants to purchase for cash the amount of equity securities, at the exercise price stated or determinable in the prospectus supplement, for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus in one or more of the following ways:

•	to or through underwriters or dealers;

•	directly to purchasers or to a single purchaser;

•	through agents (or remarketing agents, in the case of a remarketing); or

•	through a combination of any such methods of sales.

The applicable prospectus supplement will describe the terms under which the securities are offered, including:

•	the names of any underwriters, dealers or agents;

•	the purchase price and the net proceeds from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price; and

•	any discounts or concessions allowed, re-allowed or paid to dealers.

Any underwriters or dealers may from time to time change any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.

If underwriters participate in the sale of the securities, those underwriters will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale.

Unless we state otherwise in the applicable prospectus supplement, the obligations of any underwriter to purchase the securities will be subject to conditions, and the underwriter will be obligated to purchase all the securities offered, except that in some cases involving a default by an underwriter, less than all of the securities offered may be purchased. If the securities are sold through an agent, the applicable prospectus supplement will state the name and any commission that may be paid to the agent. Unless we state otherwise in the prospectus supplement, that agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers acting as principals and agents participating in a sale of the securities may be deemed to be underwriters as defined under the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Agents and underwriters may be entitled to indemnification against certain civil liabilities, including liabilities under the Securities Act, under agreements entered into with us.

Underwriters and their affiliates may engage in transactions with, and, from time to time, perform services for, us or our affiliates in the ordinary course of their business.

The securities may or may not be listed on a national securities exchange.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those securities will be passed upon for Spectra Energy by Reginald D. Hedgebeth, General Counsel of Spectra Energy Corp, or Skadden, Arps, Slate, Meagher & Flom LLP, Washington, District of Columbia. As of February 25, 2013, Mr. Hedgebeth beneficially owned 91,730 shares of our common stock.

EXPERTS

The consolidated financial statements of Spectra Energy Corp and subsidiaries and the related financial statement schedule, incorporated in this Prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of DCP Midstream, LLC, as of December 31, 2012 and 2011, and for each of the three years in the period ended December 31, 2012, incorporated in this Prospectus by reference from Spectra Energy Corp’s Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

14,000,000 Shares

Spectra Energy Corp

Common Stock

Prospectus Supplement

April      , 2016

Barclays